CUSIP NO. 400518106                   13G                      PAGE 7 OF 9 PAGES


                                  EXHIBIT 1

                                 MAY 7, 1997



             MORGAN STANLEY GROUP INC. and MILLER ANDERSON & SHERRERD LLP. hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

               MILLER ANDERSON & SHERRERD LLP.

BY:            /s/ Donald P. Ryan
               -----------------------------------------------------------------
               Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.

               MORGAN  STANLEY  GROUP INC.

BY:            /s/ Stuart J.M Breslow
               -----------------------------------------------------------------
               Stuart J.M Breslow  / Principal Morgan Stanley & Co. Incorporated